                                                                    EXHIBIT 23.1

                         CONSENT OF INDEPENDENT AUDITORS


The Board of Directors
Res-Care, Inc.

         We consent to incorporation by reference in the registration statements (No. 33-61878), (No. 33-76612), (No. 33-85964), (No. 33-80331), (No. 333-57167),
(No. 333-81465) and (No. 333-50726) on Form S-8, (No. 333-75875) and (No.
333-82708) on Form S-4 and (No. 333-23599), (No. 333-32513) and (No. 333-44029)
on Form S-3 of Res-Care, Inc. of our report dated March 6, 2002 except as to paragraph 3 of Note 4, which is as of March 22, 2002, relating to the consolidated balance sheets of Res-Care, Inc. and subsidiaries as of December 31, 2001 and 2000, and the related consolidated statements of income, shareholders' equity, and cash flows for each of the years in the three-year period ended December 31, 2001, which report appears in the December 31, 2001 annual report on Form 10-K of Res-Care, Inc.





Louisville, Kentucky
March 28, 2002